Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 6, 2026, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-292928) and the related Prospectus of Silver Bow Mining Corp. for the registration of 3,703,704 share of common stock.

/s/ Assure CPA, LLC

Spokane, Washington

March 23, 2026